Exhibit 99

Brooke Corporation Agrees to Acquire Generations Bank

OVERLAND PARK, Kan., Jan. 24, 2006 – Robert D. Orr, chairman and chief executive officer of Brooke Corporation (Nasdaq:BXXX), announced that Brooke has signed a definitive agreement to acquire all of the capital stock of Generations Bank from Kansas City Life Insurance Company for $10.1 million in cash. Generations Bank is a federal savings bank currently located in Kansas City, Mo. The closing of the stock transaction is subject to regulatory approvals, the existence as of the closing date of not less than $8.2 million in the Bank’s GAAP book equity, and standard closing conditions and is expected to occur during the third quarter of this year.

Orr noted that Generations Bank’s current business model is to provide insurance customers access to banking services through the independent insurance agents contracted with Kansas City Life Insurance Company. After closing, Orr expects Generations Bank to offer banking services through independent insurance agents contracted with Brooke Franchise Corporation, the insurance agency subsidiary of Brooke Corporation. Orr also expects the results of Generations Bank’s operations to have minimal impact on Brooke Corporation’s overall consolidated 2006 and 2007 annual earnings.

Orr stated, “The acquisition of Generations Bank will provide the customers of our insurance agent franchisees with access to banking services. We believe this acquisition will provide an inexpensive distribution channel for Generations Bank and increase the value of our franchise relationship to independent insurance agents. We are excited about the opportunities to work with the Generations Bank employees and enhance the services we provide to Brooke customers.”

About our company…Brooke Corporation is listed on the Nasdaq National Market under the symbol “BXXX”. Brooke Corporation is a holding company with three operating subsidiaries. Brooke Franchise Corporation is a subsidiary that distributes insurance and financial services through a network of over 550 franchise locations. Brooke Credit Corporation is a subsidiary that originates loans to insurance agencies and other businesses that sell insurance or financial services, including Brooke franchisees. Brooke Brokerage Corporation is a subsidiary that brokers hard-to-place insurance and brokers loans for general insurance agencies specializing in hard-to-place insurance sales. For more information, go to http://www.brookecorp.com.

Contact… Anita Larson, Brooke Corporation, larsa@brookecorp.com or 913-661-0123.

Email Distribution… If you would like to receive electronic press release information then please visit the “Investor Relations” section of Brooke Corporation’s website at www.brookecorp.com and subscribe to our “Email Alerts” on-line.

This press release contains forward-looking statements. All forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainties that all regulatory approvals will be obtained, that all closing conditions will be met, that the closing of the transaction will occur, and that any closing will occur when expected; the uncertainty that the

Company’s business plan for the bank will be successfully implemented; the uncertainty as to the effect of the acquisition on the Company’s earnings; the uncertainty that the Company will achieve its short-term and long-term profitability and growth goals, uncertainties associated with market acceptance of and demand for the Company’s products and services, the impact of competitive products and pricing, the dependence on third-party suppliers and their pricing, its ability to meet product demand, the availability of funding sources, the exposure to market risks, uncertainties associated with the development of technology, changes in the law and in economic, political and regulatory environments, changes in management, the dependence on intellectual property rights, the effectiveness of internal controls, and risks and factors described from time to time in reports and registration statements filed by Brooke Corporation with the Securities and Exchange Commission. A more complete description of Brooke’s business is provided in Brooke Corporation’s most recent annual, quarterly and current reports, which are available from Brooke Corporation without charge or at www.sec.gov.